UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2010

China Automotive Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-33123	33-0885775
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 1 Henglong Road, Yu Qiao Development Zone
Shashi District, Jing Zhou City
Hubei Province
People’s Republic of China
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (86) 27-5981 8527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

As previously reported, on December 8, 2010, China Automotive Systems, Inc. (the “Registrant”), received a letter of resignation from Schwartz Levitsky Feldman LLP (“SLF”) resigning as the Registrant’s independent registered public accounting firm with effect from December 8, 2010.

The reports of SLF on the Registrant’s consolidated financial statements for the years ended December 31, 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the Registrant’s two most recent fiscal years ended December 31, 2009 and 2008, and the subsequent periods through the effective date of the resignation of SLF, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure which disagreement(s), if not resolved to the satisfaction of SLF, would have caused it to make reference thereto in its reports on the Registrant’s consolidated financial statements for such periods.

There have been no reportable events as provided in Item 304(a)(1)(v) of Regulation S-K during the Registrant’s fiscal years ended December 31, 2009 and 2008, and any subsequent interim period, including the interim period up to and including the effective date of resignation of SLF.

The Registrant provided SLF with a copy of the above disclosure as set forth in a current report on Form 8-K that was filed on December 13, 2010 (the “Original Form 8-K”), and requested that SLF furnish a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agreed with the statements in the Original Form 8-K (the “SLF Letter”).  On December 22, 2010, the Registrant received a copy of the SLF Letter, dated December 15, 2010, a copy of which was filed with the SEC on December 22, 2010 in a current report on Form 8-K.  This Form 8-K/A amends the Original Form 8-K by filing the SLF Letter as Exhibit 16.1 to the Original Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No	Description

16.1	Schwartz Levitsky Feldman LLP’s letter, dated December 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Automotive Systems, Inc.
(Registrant)

Date: January 7, 2011	By:	/s/ Hanlin Chen
Hanlin Chen
Chairman